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Exhibit 11.1
                                 DEPARTMENT 56, INC.
                         COMPUTATION OF NET INCOME PER SHARE
                       (In thousands, except per share amounts)
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                                                            Quarter         Quarter
                                                             Ended           Ended
                                                         April 5, 1997   March 30, 1996
                                                         -------------   --------------
PRIMARY:
Net Income                                                   $ 8,723        $12,157
                                                             -------        -------
                                                             -------        -------


Weighted average number of  common shares outstanding         21,426         21,549


The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the average
market price during the period                                   144            199
                                                             -------        -------


Weighted average number of common and
common equivalent shares                                      21,570         21,748
                                                             -------        -------
                                                             -------        -------

Net Income per Common and
 Common Equivalent Share                                       $0.40          $0.56
                                                             -------        -------
                                                             -------        -------

FULLY DILUTED:
Net Income                                                   $ 8,723        $12,157
                                                             -------        -------
                                                             -------        -------

Weighted average number of common shares outstanding          21,426         21,549

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the greater
of average market price during the period or period-
end market price                                                 144            199
                                                             -------        -------

Weighted average number of common and
 common equivalent shares                                     21,570         21,748
                                                             -------        -------
                                                             -------        -------


Fully Diluted Net Income per Common and
Common Equivalent Share                                        $0.40          $0.56
                                                             -------        -------
                                                             -------        -------




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